UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a From 8-K which was filed with the Securities and Exchange Commission on July 25, 2006, eMagin Corporation (the “Company”) entered into a Note Purchase Agreement (the “Stillwater Agreement”) with Stillwater LLC (“Stillwater”) which provides for the purchase and sale of a note in the principal amount of up to $500,000 (the “Stillwater Note”), together with a warrant (the “Stillwater Warrant”) to purchase 70% of the number of shares issuable upon conversion of the Stillwater Note, at the sole discretion of the Company by delivery of a notice to Stillwater on December 14, 2006.

By way of amendment to the Stillwater Agreement, dated March 28, 2007 (the “Amendment”), the Company and Stillwater agreed to certain amendments to the Stillwater Agreement. Among other things, pursuant to the Amendment, the parties agreed to a new closing date, amended certain closing conditions and determined that the conversion price of the Stillwater Notes would be $0.35, subject to adjustment as provided in the Stillwater Agreement, and that the exercise price of the Stillwater Warrant would be $0.48 per share. The closing for the sale of the Stillwater Note and Stillwater Warrant was completed on April 9, 2007 and the Company issued Stillwater the Stillwater Note in a 6% Senior Secured Convertible Note in the principal amount of $500,000 and the Stillwater Warrant to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.48 in accordance with the terms of the Stillwater Agreement and Amendment. The principal of the Stillwater Note shall become due in installments as follows:

Principal Amount	Due Date
$250,000	July 21, 2007
$250,000	January 21, 2008

The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective on April 9, 2007, David Gottfried resigned as a member of the Company’s board of directors. There was no disagreement or dispute between the Company and Mr. Gottfried.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	First Amendment to Note Purchase Agreement, dated as of March 28, 2007, by and among the Company and Stillwater NPA.
10.2	Form of 6% Senior Secured Convertible Note Due 2007-2008 of the Company dated April 9, 2007.
10.3	Form of Common Stock Purchase Warrant of the Company dated April 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: April 11, 2007	By:	/s/ K.C. Park
K.C. Park
Interim President and Chief Executive Officer (Principal Executive Officer)